Exhibit 99.1

Plains All American Reports Second-Quarter 2022 Results

Houston, TX – August 3, 2022 – Plains All American Pipeline, L.P. (Nasdaq: PAA) and Plains GP Holdings (Nasdaq: PAGP) today reported second-quarter 2022 results and provided the following updates:

•Second-quarter Net income attributable to PAA of $203 million and Net cash provided by operating activities of $792 million

•Second-quarter Adjusted EBITDA attributable to PAA of $615 million and increased guidance for full-year 2022 Adjusted EBITDA attributable to PAA by $100 million to +/- $2.375 billion

•Expect further deleveraging to achieve mid-point (4.0x) of targeted leverage range by year-end 2022 (previously expected year-end leverage of 4.25x)

•Increased 2022 Asset Sales target to +/- $200 million (+$100 million)

•Repurchased $49 million of common units during the quarter, bringing year-to-date repurchases to $74 million, and total repurchases since program inception to ~$300 million

•Completed $42 million (net to our interest, excludes customary closing adjustments) Permian Basin bolt-on acquisition of the remaining 50% ownership interest of the Advantage JV pipeline

“We delivered better than expected second-quarter results and increased our full-year 2022 Adjusted EBITDA guidance by an additional $100 million to plus or minus $2.375 billion, which is $175 million above our initial February guidance, enabling us to achieve the mid-point of our leverage target by year-end 2022, well ahead of our original expectations,” stated Willie Chiang, Chairman and CEO of Plains. “Our increased guidance is driven by higher volumes and higher commodity prices in both our Crude Oil and NGL segments. We are well positioned to capture growing production, advance multiple optimization opportunities, and generate significant Free Cash Flow over the next several years, giving Plains increased financial flexibility and the ability to enhance cash returned to unitholders.”
- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Plains All American Pipeline

Summary Financial Information (unaudited)
(in millions, except per unit data)

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
GAAP Results	2022	2021	Change	2022	2021	Change
Net income/(loss) attributable to PAA	$203	$(220)	**	$390	$202	93%
Diluted net income/(loss) per common unit	$0.22	$(0.37)	**	$0.41	$0.14	193%
Diluted weighted average common units outstanding	702	720	(3)%	703	721	(2)%
Net cash provided by operating activities	$792	$235	237%	$1,132	$1,026	10%
Distribution per common unit declared for the period	$0.2175	$0.18	21%	$0.4350	$0.36	21%

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
Non-GAAP Results (1)	2022	2021	Change	2022	2021	Change
Adjusted net income attributable to PAA	$260	$213	22%	$526	$445	18%
Diluted adjusted net income per common unit	$0.30	$0.23	30%	$0.60	$0.48	25%
Adjusted EBITDA	$704	$579	22%	$1,394	$1,125	24%
Adjusted EBITDA attributable to PAA (2)	$615	$575	7%	$1,228	$1,118	10%
Implied DCF per common unit and common unit equivalent	$0.57	$0.52	10%	$1.13	$1.03	10%
Free Cash Flow	$688	$60	**	$888	$738	20%
Free Cash Flow after Distributions	$473	$(132)	**	$509	$379	34%

** Indicates that variance as a percentage is not meaningful.
(1)See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding our Non-GAAP financial measures, including their reconciliation to the most directly comparable measures as reported in accordance with GAAP, and certain selected items that PAA believes impact comparability of financial results between reporting periods.
(2)Excludes amounts attributable to noncontrolling interests in the Plains Oryx Permian Basin LLC joint venture (the “Permian JV’) and Red River Pipeline LLC.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Summary of Selected Financial Data by Segment (unaudited)
(in millions)

	Segment Adjusted EBITDA (1) (2)
	Crude Oil	NGL
Three Months Ended June 30, 2022	$494	$120
Three Months Ended June 30, 2021	$553	$21
Percentage change in Segment Adjusted EBITDA versus 2021 period	(11)%	471%
Percentage change in Segment Adjusted EBITDA versus 2021 period further adjusted for impact of divested assets (3)	(8)%	471%

	Segment Adjusted EBITDA (1) (2)
	Crude Oil	NGL
Six Months Ended June 30, 2022	$946	$281
Six Months Ended June 30, 2021	$1,027	$90
Percentage change in Segment Adjusted EBITDA versus 2021 period	(8)%	212%
Percentage change in Segment Adjusted EBITDA versus 2021 period further adjusted for impact of divested assets (3)	(3)%	212%

(1)During the fourth quarter of 2021, we modified our definition of Segment Adjusted EBITDA to exclude amounts attributable to noncontrolling interests. In connection with the Permian JV formation in October 2021, our Chief Operating Decision Maker (“CODM”) determined this modification resulted in amounts that were more meaningful to evaluate segment performance. Amounts for prior periods have been recast to reflect this modification.
(2)During the fourth quarter of 2021, we effected changes in the primary financial information provided to our CODM (our Chief Executive Officer) for assessing performance and allocating resources to present two operating segments, Crude Oil and NGL. Prior to the fourth quarter of 2021, this information was organized into three operating segments: Transportation, Facilities and Supply and Logistics. The change in our segments is reflective of a change in how our CODM views our business and stems primarily from (i) a multi-year transition in the midstream energy industry driven by increased competition that has reduced the stand alone earnings opportunities of our supply and logistics activities such that those activities now primarily support our effort to increase the utilization of our Crude Oil and NGL assets and (ii) internal changes regarding the oversight and reporting of our assets and related results of operations. All segment data and related disclosures for earlier periods presented herein have been recast to reflect the new segment reporting structure.
(3)Estimated impact of divestitures completed during 2021, assuming an effective date of January 1, 2021. Divested assets primarily included natural gas storage facilities previously included in our Crude Oil segment.

Second-quarter 2022 Crude Oil Segment Adjusted EBITDA decreased 11% versus comparable 2021 results primarily due to (i) the sale of our natural gas storage facilities in August of 2021 and (ii) the monetization of contango hedges that benefited the 2021 period. These items were partially offset by increased earnings in the second quarter of 2022 from higher tariff volumes on our pipelines and higher loss allowance revenue.

Second-quarter 2022 NGL Segment Adjusted EBITDA increased 471% versus comparable 2021 results primarily due to the favorable impact of higher realized fractionation spreads between the price of natural gas and the extracted NGL (“frac spreads”) and higher NGL sales prices, partially offset by lower NGL sales volumes.

Plains GP Holdings

    PAGP owns an indirect non-economic controlling interest in PAA’s general partner and an indirect limited partner interest in PAA. As the control entity of PAA, PAGP consolidates PAA’s results into its financial statements, which is reflected in the condensed consolidating balance sheet and income statement tables attached hereto.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Conference Call
    PAA and PAGP will hold a joint conference call at 4:30 p.m. CT on Wednesday, August 3, 2022 to discuss the following items:
1.PAA’s second-quarter 2022 performance;
2.Capitalization and liquidity; and
3.Financial and operating guidance.
Conference Call Webcast Instructions
To access the internet webcast, please go to https://edge.media-server.com/mmc/p/5ttt3v92.

Alternatively, the webcast can be accessed on our website (www.plains.com) under Investor Relations (Navigate to: Investor Relations / either “PAA” or “PAGP” / News & Events / Quarterly Earnings). Following the live webcast, an audio replay in MP3 format will be available on our website within two hours after the end of the call and will be accessible for a period of 365 days. Slides will be posted prior to the call and a complete transcript will be posted after the call at the above referenced website.

Non-GAAP Financial Measures and Selected Items Impacting Comparability
To supplement our financial information presented in accordance with GAAP, management uses additional measures known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future and to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. The primary additional measures used by management are Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied distributable cash flow (“DCF”), Free Cash Flow and Free Cash Flow after Distributions.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization (including our proportionate share of depreciation and amortization, including write-downs related to cancelled projects, of unconsolidated entities), gains and losses on asset sales and asset impairments, goodwill impairment losses and gains on and impairments of investments in unconsolidated entities, adjusted for certain selected items impacting comparability. Our definition and calculation of certain non-GAAP financial measures may not be comparable to similarly-titled measures of other companies. Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied DCF and certain other non-GAAP financial performance measures are reconciled to Net Income, and Free Cash Flow and Free Cash Flow after Distributions are reconciled to Net Cash Provided by Operating Activities (the most directly comparable measures as reported in accordance with GAAP) for the historical periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our Condensed Consolidated Financial Statements and accompanying notes. In addition, we encourage you to visit our website at www.plains.com (in particular the section under “Financial Information” entitled “Non-GAAP Reconciliations” within the Investor Relations tab), which presents a reconciliation of our commonly used non-GAAP and supplemental financial measures. We do not reconcile non-GAAP financial measures on a forward-looking basis as it is impractical to do so without unreasonable effort.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Performance Measures

Management believes that the presentation of Adjusted EBITDA, Adjusted EBITDA attributable to PAA and Implied DCF provides useful information to investors regarding our performance and results of operations because these measures, when used to supplement related GAAP financial measures, (i) provide additional information about our core operating performance and ability to fund distributions to our unitholders through cash generated by our operations and (ii) provide investors with the same financial analytical framework upon which management bases financial, operational, compensation and planning/budgeting decisions. We also present these and additional non-GAAP financial measures, including adjusted net income attributable to PAA and basic and diluted adjusted net income per common unit, as they are measures that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These non-GAAP measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) gains and losses on derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), gains and losses on derivatives that are either related to investing activities (such as the purchase of linefill) or purchases of long-term inventory, and inventory valuation adjustments, as applicable, (iii) long-term inventory costing adjustments, (iv) items that are not indicative of our core operating results and/or (v) other items that we believe should be excluded in understanding our core operating performance. These measures may be further adjusted to include amounts related to deficiencies associated with minimum volume commitments whereby we have billed the counterparties for their deficiency obligation and such amounts are recognized as deferred revenue in “Other current liabilities” in our Condensed Consolidated Financial Statements. We also adjust for amounts billed by our equity method investees related to deficiencies under minimum volume commitments. All such amounts are presented net of applicable amounts subsequently recognized into revenue. Furthermore, the calculation of these measures contemplates tax effects as a separate reconciling item, where applicable. We have defined all such items as “selected items impacting comparability.” Due to the nature of the selected items, certain selected items impacting comparability may impact certain non-GAAP financial measures, referred to as adjusted results, but not impact other non-GAAP financial measures. We do not necessarily consider all of our selected items impacting comparability to be non-recurring, infrequent or unusual, but we believe that an understanding of these selected items impacting comparability is material to the evaluation of our operating results and prospects.

Although we present selected items impacting comparability that management considers in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions, divestitures, investment capital projects and numerous other factors. These types of variations may not be separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

Liquidity Measures

Management also uses the non-GAAP financial measures Free Cash Flow and Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. Free Cash Flow is defined as Net Cash Provided by Operating Activities, less Net Cash Used in Investing Activities, which primarily includes acquisition, investment and maintenance capital expenditures, investments in unconsolidated entities and the impact from the purchase and sale of linefill and base gas, net of proceeds from the sales of assets and further impacted by cash received from or paid to noncontrolling interests. Free Cash Flow is further reduced by cash distributions paid to our preferred and common unitholders to arrive at Free Cash Flow after Distributions.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
REVENUES	$16,359	$9,930	$30,053	$18,313

COSTS AND EXPENSES
Purchases and related costs	15,324	9,277	28,109	16,669
Field operating costs	307	252	653	471
General and administrative expenses	78	72	160	139
Depreciation and amortization	242	196	473	374
(Gains)/losses on asset sales and asset impairments, net	(3)	369	(46)	370
Total costs and expenses	15,948	10,166	29,349	18,023

OPERATING INCOME/(LOSS)	411	(236)	704	290

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	104	33	201	121
Interest expense, net	(99)	(107)	(206)	(213)
Other income/(expense), net	(118)	84	(155)	23

INCOME/(LOSS) BEFORE TAX	298	(226)	544	221
Current income tax expense	(30)	(1)	(48)	(3)
Deferred income tax (expense)/benefit	(17)	11	(20)	(11)

NET INCOME/(LOSS)	251	(216)	476	207
Net income attributable to noncontrolling interests	(48)	(4)	(86)	(5)
NET INCOME/(LOSS) ATTRIBUTABLE TO PAA	$203	$(220)	$390	$202

NET INCOME/(LOSS) PER COMMON UNIT:
Net income/(loss) allocated to common unitholders — Basic and Diluted	$153	$(269)	$290	$103
Basic and diluted weighted average common units outstanding	702	720	703	721
Basic and diluted net income/(loss) per common unit	$0.22	$(0.37)	$0.41	$0.14

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	June 30, 2022	December 31, 2021
ASSETS
Current assets (including Cash and cash equivalents of $267 and $449, respectively)	$6,661	$6,137
Property and equipment, net	14,673	14,903
Investments in unconsolidated entities	3,773	3,805
Intangible assets, net	1,839	1,960
Linefill	931	907
Long-term operating lease right-of-use assets, net	365	393
Long-term inventory	378	253
Other long-term assets, net	266	251
Total assets	$28,886	$28,609

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$6,874	$6,232
Senior notes, net	7,933	8,329
Other long-term debt, net	53	69
Long-term operating lease liabilities	316	339
Other long-term liabilities and deferred credits	991	830
Total liabilities	16,167	15,799

Partners’ capital excluding noncontrolling interests	9,931	9,972
Noncontrolling interests	2,788	2,838
Total partners’ capital	12,719	12,810
Total liabilities and partners’ capital	$28,886	$28,609

DEBT CAPITALIZATION RATIOS
(in millions)

	June 30, 2022	December 31, 2021
Short-term debt	$630	$822
Long-term debt	7,986	8,398
Total debt	$8,616	$9,220

Long-term debt	$7,986	$8,398
Partners’ capital excluding noncontrolling interests	9,931	9,972
Total book capitalization excluding noncontrolling interests (“Total book capitalization”)	$17,917	$18,370
Total book capitalization, including short-term debt	$18,547	$19,192

Long-term debt-to-total book capitalization	45%	46%
Total debt-to-total book capitalization, including short-term debt	46%	48%

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER COMMON UNIT (1)
(in millions, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Basic and Diluted Net Income/(Loss) per Common Unit
Net income/(loss) attributable to PAA	$203	$(220)	$390	$202
Distributions to Series A preferred unitholders	(37)	(37)	(74)	(74)
Distributions to Series B preferred unitholders	(12)	(12)	(25)	(25)
Other	(1)	—	(1)	—
Net income/(loss) allocated to common unitholders	$153	$(269)	$290	$103

Basic and diluted weighted average common units outstanding (2) (3)	702	720	703	721

Basic and diluted net income/(loss) per common unit	$0.22	$(0.37)	$0.41	$0.14

(1)We calculate net income/(loss) allocated to common unitholders based on the distributions pertaining to the current period’s net income/(loss). After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)The possible conversion of our Series A preferred units was excluded from the calculation of diluted net income/(loss) per common unit for the three and six months ended June 30, 2022 and 2021 as the effect was antidilutive.
(3)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB. For the three and six months ended June 30, 2022 and 2021, the effect of equity-indexed compensation plan awards was antidilutive, or did not change the presentation of diluted weighted average common units outstanding or diluted net income/(loss) per common unit.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS
COMPUTATION OF BASIC AND DILUTED ADJUSTED NET INCOME PER COMMON UNIT (1)
(in millions, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Basic and Diluted Adjusted Net Income per Common Unit
Net income attributable to PAA	$203	$(220)	$390	$202
Selected items impacting comparability - Adjusted net income attributable to PAA (2)	57	433	136	243
Adjusted net income attributable to PAA	$260	$213	$526	$445
Distributions to Series A preferred unitholders	(37)	(37)	(74)	(74)
Distributions to Series B preferred unitholders	(12)	(12)	(25)	(25)
Other	(1)	(1)	(2)	(1)
Adjusted net income allocated to common unitholders	$210	$163	$425	$345

Basic and diluted weighted average common units outstanding (3) (4)	702	720	703	721

Basic and diluted adjusted net income per common unit	$0.30	$0.23	$0.60	$0.48

(1)We calculate adjusted net income allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability. See the “Selected Items Impacting Comparability” table for additional information.
(3)The possible conversion of our Series A preferred units was excluded from the calculation of diluted net income per common unit for the three and six months ended June 30, 2022 and 2021 as the effect was antidilutive.
(4)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB. For the three and six months ended June 30, 2022 and 2021, the effect of equity-indexed compensation plan awards was antidilutive, or did not change the presentation of diluted weighted average common units outstanding or diluted adjusted net income per common unit.

Net Income/(Loss) Per Common Unit to Adjusted Net Income Per Common Unit Reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Basic and diluted net income/(loss) per common unit	$0.22	$(0.37)	$0.41	$0.14
Selected items impacting comparability per common unit (1)	0.08	0.60	0.19	0.34
Basic and diluted adjusted net income per common unit	$0.30	$0.23	$0.60	$0.48

(1)See the “Selected Items Impacting Comparability” and the “Computation of Basic and Diluted Adjusted Net Income Per Common Unit” tables for additional information.
- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS (continued)
(in millions, except per unit and ratio data)

Net Income/(Loss) to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net Income/(Loss)	$251	$(216)	$476	$207
Interest expense, net	99	107	206	213
Income tax expense	47	(10)	68	14
Depreciation and amortization	242	196	473	374
(Gains)/losses on asset sales and asset impairments, net	(3)	369	(46)	370
Depreciation and amortization of unconsolidated entities (1)	17	68	37	88
Selected items impacting comparability - Adjusted EBITDA (2)	51	65	180	(141)
Adjusted EBITDA	$704	$579	$1,394	$1,125
Adjusted EBITDA attributable to noncontrolling interests	(89)	(4)	(166)	(7)
Adjusted EBITDA attributable to PAA	$615	$575	$1,228	$1,118

Adjusted EBITDA	$704	$579	$1,394	$1,125
Interest expense, net of certain non-cash items (3)	(97)	(101)	(199)	(202)
Maintenance capital	(43)	(37)	(70)	(73)
Investment capital of noncontrolling interests (4)	(15)	—	(30)	—
Current income tax expense	(30)	(1)	(48)	(3)
Distributions from unconsolidated entities in excess of/(less than) adjusted equity earnings (5)	5	(5)	(26)	1
Distributions to noncontrolling interests (6)	(62)	—	(121)	(6)
Implied DCF	$462	$435	$900	$842
Preferred unit distributions paid (6)	(62)	(62)	(99)	(99)
Implied DCF Available to Common Unitholders	$400	$373	$801	$743

Weighted Average Common Units Outstanding	702	720	703	721
Weighted Average Common Units and Common Unit Equivalents	773	791	774	792

Implied DCF per Common Unit (7)	$0.57	$0.52	$1.14	$1.03
Implied DCF per Common Unit and Common Unit Equivalent (8)	$0.57	$0.52	$1.13	$1.03

Cash Distribution Paid per Common Unit	$0.2175	$0.18	$0.3975	$0.36
Common Unit Cash Distributions (6)	$153	$130	$280	$260
Common Unit Distribution Coverage Ratio	2.61x	2.87x	2.86x	2.86x

Implied DCF Excess	$247	$243	$521	$483

(1)Adjustment to exclude our proportionate share of depreciation and amortization expense (including write-downs related to cancelled projects) of unconsolidated entities.
(2)See the “Selected Items Impacting Comparability” table for additional information.
(3)Excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps.
(4)Investment capital expenditures attributable to noncontrolling interests that reduce Implied DCF available to PAA common unitholders.
(5)Comprised of cash distributions received from unconsolidated entities less equity earnings in unconsolidated entities (adjusted for our proportionate share of depreciation and amortization, including write-downs related to cancelled projects, and selected items impacting comparability of unconsolidated entities).
(6)Cash distributions paid during the period presented.
(7)Implied DCF Available to Common Unitholders for the period divided by the weighted average common units outstanding for the period.
(8)Implied DCF Available to Common Unitholders for the period, adjusted for Series A preferred unit cash distributions paid, divided by the weighted average common units and common unit equivalents outstanding for the period. Our Series A preferred units are convertible into common units, generally on a one-for-one basis and subject to customary anti-dilution adjustments, in whole or in part, subject to certain minimum conversion amounts.
- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS (continued)

Net Income/(Loss) Per Common Unit to Implied DCF Per Common Unit and Common Unit Equivalent Reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Basic net income/(loss) per common unit	$0.22	$(0.37)	$0.41	$0.14
Reconciling items per common unit (1) (2)	0.35	0.89	0.73	0.89
Implied DCF per common unit	$0.57	$0.52	$1.14	$1.03

Basic net income/(loss) per common unit	$0.22	$(0.37)	$0.41	$0.14
Reconciling items per common unit and common unit equivalent (1) (3)	0.35	0.89	0.72	0.89
Implied DCF per common unit and common unit equivalent	$0.57	$0.52	$1.13	$1.03

(1)Represents adjustments to Net Income/(Loss) to calculate Implied DCF Available to Common Unitholders. See the “Net Income/(Loss) to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for additional information.
(2)Based on weighted average common units outstanding for the period of 702 million, 720 million, 703 million and 721 million, respectively.
(3)Based on weighted average common units outstanding for the period, as well as weighted average Series A preferred units outstanding of 71 million for each of the periods presented.

Free Cash Flow and Free Cash Flow after Distributions Reconciliation (1):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$792	$235	$1,132	$1,026
Adjustments to reconcile net cash provided by operating activities to free cash flow:
Net cash used in investing activities	(42)	(175)	(123)	(283)
Cash contributions from noncontrolling interests	—	—	—	1
Cash distributions paid to noncontrolling interests (2)	(62)	—	(121)	(6)
Free Cash Flow	$688	$60	$888	$738
Cash distributions (3)	(215)	(192)	(379)	(359)
Free Cash Flow after Distributions	$473	$(132)	$509	$379

(1)Management uses the Non-GAAP financial liquidity measures Free Cash Flow and Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes.
(2)Cash distributions paid during the period presented.
(3)Cash distributions paid to preferred and common unitholders during the period.
- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Selected Items Impacting Comparability: (1)
Gains/(losses) from derivative activities and inventory valuation adjustments (2)	$(28)	$(86)	$(160)	$44
Long-term inventory costing adjustments (3)	13	27	105	68
Deficiencies under minimum volume commitments, net (4)	(10)	(6)	(15)	26
Equity-indexed compensation expense (5)	(7)	(4)	(15)	(9)
Net gain/(loss) on foreign currency revaluation (6)	(19)	7	(10)	15
Line 901 incident (7)	—	—	(85)	—
Significant transaction-related expenses (8)	—	(3)	—	(3)
Selected items impacting comparability - Adjusted EBITDA	$(51)	$(65)	$(180)	$141
Gains from derivative activities	4	—	4	—
Gains/(losses) on asset sales and asset impairments, net	3	(369)	46	(370)
Tax effect on selected items impacting comparability	(13)	1	(6)	(14)
Selected items impacting comparability - Adjusted net income attributable to PAA	$(57)	$(433)	$(136)	$(243)

(1)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability. See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” and “Computation of Basic and Diluted Adjusted Net Income Per Common Unit” table for additional details on how these selected items impacting comparability affect such measures.
(2)We use derivative instruments for risk management purposes and our related processes include specific identification of hedging instruments to an underlying hedged transaction. Although we identify an underlying transaction for each derivative instrument we enter into, there may not be an accounting hedge relationship between the instrument and the underlying transaction. In the course of evaluating our results of operations, we identify differences in the timing of earnings from the derivative instruments and the underlying transactions and exclude the related gains and losses in determining adjusted results such that the earnings from the derivative instruments and the underlying transactions impact adjusted results in the same period. In addition, we exclude gains and losses on derivatives that are related to (i) investing activities, such as the purchase of linefill, and (ii) purchases of long-term inventory. We also exclude the impact of corresponding inventory valuation adjustments, as applicable.
(3)We carry crude oil and NGL inventory that is comprised of minimum working inventory requirements in third-party assets and other working inventory that is needed for our commercial operations. We consider this inventory necessary to conduct our operations and we intend to carry this inventory for the foreseeable future. Therefore, we classify this inventory as long-term on our balance sheet and do not hedge the inventory with derivative instruments (similar to linefill in our own assets). We treat the impact of changes in the average cost of the long-term inventory (that result from fluctuations in market prices) and write-downs of such inventory that result from price declines as a selected item impacting comparability.
(4)We, and certain of our equity method investments, have certain agreements that require counterparties to deliver, transport or throughput a minimum volume over an agreed upon period. Substantially all of such agreements were entered into with counterparties to economically support the return on capital expenditure necessary to construct the related asset. Some of these agreements include make-up rights if the minimum volume is not met. We, or our equity method investees, record a receivable from the counterparty in the period that services are provided or when the transaction occurs, including amounts for deficiency obligations from counterparties associated with minimum volume commitments. If a counterparty has a make-up right associated with a deficiency, we, or our equity method investees, defer the revenue attributable to the counterparty’s make-up right and subsequently recognize the revenue at the earlier of when the deficiency volume is delivered or shipped, when the make-up right expires or when it is determined that the counterparty’s ability to utilize the make-up right is remote. We include the impact of amounts billed to counterparties for their deficiency obligation, net of applicable amounts subsequently recognized into revenue or equity earnings, as a selected item impacting comparability. We believe the inclusion of the contractually committed revenues associated with that period is meaningful to investors as the related asset has been constructed, is standing ready to provide the committed service and the fixed operating costs are included in the current period results.
(5)Our total equity-indexed compensation expense includes expense associated with awards that will be settled in units and awards that will be settled in cash. The awards that will be settled in units are included in our diluted net income per unit calculation when the applicable performance criteria have been met. We consider the compensation expense associated with these awards as a selected item impacting comparability as the dilutive impact of the outstanding awards is included in our diluted net income per unit calculation, as applicable. The portion of compensation expense associated with awards that will be settled in cash is not considered a selected item impacting comparability.
(6)During the periods presented, there were fluctuations in the value of the Canadian dollar to the U.S. dollar, resulting in the realization of foreign exchange gains and losses on the settlement of foreign currency transactions as well as the revaluation of monetary assets and liabilities denominated in a foreign currency. These gains and losses are not integral to our core operating performance and were thus classified as a selected item impacting comparability.
(7)Includes costs recognized during the period related to the Line 901 incident that occurred in May 2015, net of amounts we believe are probable of recovery from insurance.
(8)Includes expenses associated with the Permian Basin joint venture transaction announced in July 2021.
- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT
(in millions)

	Three Months Ended June 30, 2022		Three Months Ended June 30, 2021
	Crude Oil	NGL	Crude Oil	NGL
Revenues (1)	$15,940	$570	$9,779	$230
Purchases and related costs (1)	(15,163)	(312)	(9,127)	(229)
Field operating costs (2)	(233)	(74)	(203)	(49)
Segment general and administrative expenses (2) (3)	(59)	(19)	(54)	(18)
Equity earnings in unconsolidated entities	104	—	33	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	17	—	68	—
(Gains)/losses from derivative activities and inventory valuation adjustments	(29)	(46)	76	87
Long-term inventory costing adjustments	(13)	—	(27)	—
Deficiencies under minimum volume commitments, net	10	—	6	—
Equity-indexed compensation expense	7	—	4	—
Net (gain)/loss on foreign currency revaluation	2	1	(1)	—
Significant transaction-related expenses	—	—	3	—
Adjusted EBITDA attributable to noncontrolling interests (5)	(89)	—	(4)	—
Segment Adjusted EBITDA (6)	$494	$120	$553	$21

Maintenance capital	$25	$18	$23	$14

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.
(5)Reflects amounts attributable to noncontrolling interests in the Permian JV (beginning October 2021) and Red River Pipeline LLC.
(6)During the fourth quarter of 2021, we modified our definition of Segment Adjusted EBITDA to exclude amounts attributable to noncontrolling interests. In connection with the Permian JV formation in October 2021, our CODM determined this modification resulted in amounts that were more meaningful to evaluate segment performance. Amounts attributable to noncontrolling interests for periods prior have been recast to reflect this modification.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT
(in millions)

	Six Months Ended June 30, 2022		Six Months Ended June 30, 2021
	Crude Oil	NGL	Crude Oil	NGL
Revenues (1)	$29,019	$1,304	$17,632	$869
Purchases and related costs (1)	(27,556)	(823)	(16,174)	(683)
Field operating costs (2)	(515)	(138)	(368)	(103)
Segment general and administrative expenses (2) (3)	(122)	(38)	(104)	(35)
Equity earnings in unconsolidated entities	201	—	121	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	37	—	88	—
(Gains)/losses from derivative activities and inventory valuation adjustments	30	(17)	(83)	48
Long-term inventory costing adjustments	(98)	(7)	(62)	(6)
Deficiencies under minimum volume commitments, net	15	—	(26)	—
Equity-indexed compensation expense	15	—	9	—
Net (gain)/loss on foreign currency revaluation	1	—	(2)	—
Line 901 incident	85	—	—	—
Significant transaction-related expenses	—	—	3	—
Adjusted EBITDA attributable to noncontrolling interests (5)	(166)	—	(7)	—
Segment Adjusted EBITDA (6)	$946	$281	$1,027	$90

Maintenance capital	$45	$25	$52	$21

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.
(5)Reflects amounts attributable to noncontrolling interests in the Permian JV (beginning October 2021) and Red River Pipeline LLC.
(6)During the fourth quarter of 2021, we modified our definition of Segment Adjusted EBITDA to exclude amounts attributable to noncontrolling interests. In connection with the Permian JV formation in October 2021, our CODM determined this modification resulted in amounts that were more meaningful to evaluate segment performance. Amounts attributable to noncontrolling interests for periods prior have been recast to reflect this modification.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA BY SEGMENT (1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Crude Oil Segment Volumes
Crude oil pipeline tariff volumes (by region) (1):
Permian Basin (2)	5,434	4,189	5,324	3,972
South Texas / Eagle Ford (2)	338	314	352	317
Mid-Continent (2)	483	467	478	420
Gulf Coast	200	159	198	152
Rocky Mountain (2)	353	327	350	307
Western	284	256	259	246
Canada	325	294	328	305
Crude oil pipeline tariff volumes (average volumes in thousands of barrels per day) (1) (2)	7,417	6,006	7,289	5,719

Commercial crude oil storage capacity (average monthly volumes in millions of barrels) (2) (3)	72	73	72	73

Crude oil lease gathering purchases (average volumes in thousands of barrels per day) (1)	1,368	1,352	1,364	1,264

NGL Segment Volumes
NGL fractionation (average volumes in thousands of barrels per day) (1)	137	129	136	136
NGL pipeline tariff volumes (average volumes in thousands of barrels per day) (1)	187	181	182	182
NGL sales (average volumes in thousands of barrels per day) (1)	101	112	134	165

(1)Average daily volumes calculated as the total volumes (attributable to our interest for pipelines owned by unconsolidated entities or undivided joint interests) for the period divided by the number of days in the period. Volumes associated with acquisitions represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.
(2)Includes volumes (attributable to our interest) from assets owned by unconsolidated entities.
(3)Average monthly capacity calculated as total volumes for the period divided by the number of months in the period.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP SEGMENT RECONCILIATIONS
(in millions)
Segment Adjusted EBITDA to Adjusted EBITDA attributable to PAA Reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Crude Oil Segment Adjusted EBITDA	$494	$553	$946	$1,027
NGL Segment Adjusted EBITDA	120	21	281	90
Segment Adjusted EBITDA	$614	$574	$1,227	$1,117
Adjusted other income/(expense), net (1)	1	1	1	1
Adjusted EBITDA attributable to PAA (2)	$615	$575	$1,228	$1,118

(1)Represents “Other income/(expense), net” as reported on our Condensed Consolidated Statements of Operations, adjusted for selected items impacting comparability of $119 million and $(83) million for the three months ended June 30, 2022 and 2021, respectively and $156 million and $(22) million for the six months ended June 30, 2022 and 2021, respectively. See the “Selected Items Impacting Comparability” table for additional information. Adjusted other income/(expense), net attributable to noncontrolling interests is less than $1 million for each of the periods presented.
(2)See the “Net Income/(Loss) to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for reconciliation to Net Income.

Reconciliation of Segment Adjusted EBITDA to Segment Adjusted EBITDA further adjusted for impact of divested assets:

	Three Months Ended June 30, 2022		Three Months Ended June 30, 2021
	Crude Oil	NGL	Crude Oil	NGL
Segment Adjusted EBITDA	$494	$120	$553	$21
Impact of divested assets (1)	—	—	(18)	—
Segment Adjusted EBITDA further adjusted for impact of divested assets	$494	$120	$535	$21

	Six Months Ended June 30, 2022		Six Months Ended June 30, 2021
	Crude Oil	NGL	Crude Oil	NGL
Segment Adjusted EBITDA	$946	$281	$1,027	$90
Impact of divested assets (1)	—	—	(53)	—
Segment Adjusted EBITDA further adjusted for impact of divested assets	$946	$281	$974	$90

(1)Estimated impact of divestitures completed during 2021, assuming an effective date of January 1, 2021. Divested assets primarily included natural gas storage facilities previously included in our Crude Oil segment. Note: The natural gas storage business captured one-time benefits from Winter Storm Uri in the first quarter 2021.
- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended June 30, 2022			Three Months Ended June 30, 2021
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$16,359	$—	$16,359	$9,930	$—	$9,930

COSTS AND EXPENSES
Purchases and related costs	15,324	—	15,324	9,277	—	9,277
Field operating costs	307	—	307	252	—	252
General and administrative expenses	78	2	80	72	2	74
Depreciation and amortization	242	1	243	196	1	197
(Gains)/losses on asset sales and asset impairments, net	(3)	—	(3)	369	—	369
Total costs and expenses	15,948	3	15,951	10,166	3	10,169

OPERATING INCOME/(LOSS)	411	(3)	408	(236)	(3)	(239)

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	104	—	104	33	—	33
Interest expense, net	(99)	—	(99)	(107)	—	(107)
Other income/(expense), net	(118)	—	(118)	84	—	84

INCOME/(LOSS) BEFORE TAX	298	(3)	295	(226)	(3)	(229)
Current income tax expense	(30)	—	(30)	(1)	—	(1)
Deferred income tax (expense)/benefit	(17)	(9)	(26)	11	7	18

NET INCOME/(LOSS)	251	(12)	239	(216)	4	(212)
Net (income)/loss attributable to noncontrolling interests	(48)	(160)	(208)	(4)	147	143
NET INCOME/(LOSS) ATTRIBUTABLE TO PAGP	$203	$(172)	$31	$(220)	$151	$(69)

BASIC AND DILUTED WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			194			194

BASIC AND DILUTED NET INCOME/(LOSS) PER CLASS A SHARE			$0.16			$(0.35)

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Six Months Ended June 30, 2022			Six Months Ended June 30, 2021
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$30,053	$—	$30,053	$18,313	$—	$18,313

COSTS AND EXPENSES
Purchases and related costs	28,109	—	28,109	16,669	—	16,669
Field operating costs	653	—	653	471	—	471
General and administrative expenses	160	3	163	139	3	142
Depreciation and amortization	473	2	475	374	1	375
(Gains)/losses on asset sales and asset impairments, net	(46)	—	(46)	370	—	370
Total costs and expenses	29,349	5	29,354	18,023	4	18,027

OPERATING INCOME	704	(5)	699	290	(4)	286

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	201	—	201	121	—	121
Interest expense, net	(206)	—	(206)	(213)	—	(213)
Other income/(expense), net	(155)	—	(155)	23	—	23

INCOME BEFORE TAX	544	(5)	539	221	(4)	217
Current income tax expense	(48)	—	(48)	(3)	—	(3)
Deferred income tax expense	(20)	(23)	(43)	(11)	(22)	(33)

NET INCOME	476	(28)	448	207	(26)	181
Net income attributable to noncontrolling interests	(86)	(309)	(395)	(5)	(175)	(180)
NET INCOME ATTRIBUTABLE TO PAGP	$390	$(337)	$53	$202	$(201)	$1

BASIC AND DILUTED WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			194			194

BASIC AND DILUTED NET INCOME PER CLASS A SHARE			$0.27			$—

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET DATA
(in millions)

	June 30, 2022			December 31, 2021
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
ASSETS
Current assets	$6,661	$3	$6,664	$6,137	$3	$6,140
Property and equipment, net	14,673	4	14,677	14,903	6	14,909
Investments in unconsolidated entities	3,773	—	3,773	3,805	—	3,805
Intangible assets, net	1,839	—	1,839	1,960	—	1,960
Deferred tax asset	—	1,335	1,335	—	1,362	1,362
Linefill	931	—	931	907	—	907
Long-term operating lease right-of-use assets, net	365	—	365	393	—	393
Long-term inventory	378	—	378	253	—	253
Other long-term assets, net	266	—	266	251	(2)	249
Total assets	$28,886	$1,342	$30,228	$28,609	$1,369	$29,978

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$6,874	$2	$6,876	$6,232	$2	$6,234
Senior notes, net	7,933	—	7,933	8,329	—	8,329
Other long-term debt, net	53	—	53	69	—	69
Long-term operating lease liabilities	316	—	316	339	—	339
Other long-term liabilities and deferred credits	991	—	991	830	—	830
Total liabilities	16,167	2	16,169	15,799	2	15,801

Partners’ capital excluding noncontrolling interests	9,931	(8,414)	1,517	9,972	(8,439)	1,533
Noncontrolling interests	2,788	9,754	12,542	2,838	9,806	12,644
Total partners’ capital	12,719	1,340	14,059	12,810	1,367	14,177
Total liabilities and partners’ capital	$28,886	$1,342	$30,228	$28,609	$1,369	$29,978

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER CLASS A SHARE (1)
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Basic and Diluted Net Income/(Loss) per Class A Share
Net income/(loss) attributable to PAGP	$31	$(69)	$53	$1
Basic and diluted weighted average Class A shares outstanding	194	194	194	194

Basic and diluted net income/(loss) per Class A share	$0.16	$(0.35)	$0.27	$—

(1)For each of the three and six months ended June 30, 2022 and 2021, the possible exchange of AAP units and AAP Management units would not have had a dilutive effect on basic net income/(loss) per Class A share.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. These risks and uncertainties include, among other things, the following:

•general economic, market or business conditions in the United States and elsewhere (including the potential for a recession or significant slowdown in economic activity levels, the risk of persistently high inflation and continued supply chain issues, the impact of coronavirus variants on growth, and the timing, pace and extent of economic recovery) that impact demand for crude oil, drilling and production activities and therefore the demand for the midstream services we provide and commercial opportunities available to us;
•declines in global crude oil demand and crude oil prices (whether due to the COVID-19 pandemic, future pandemics or other factors) that correspondingly lead to a significant reduction of North American crude oil and NGL production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in the actual or expected volume of crude oil and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets and/or the reduction of commercial opportunities that might otherwise be available to us;
•fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil and NGL and resulting changes in pricing conditions or transportation throughput requirements;
•unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof);
•the effects of competition and capacity overbuild in areas where we operate, including contract renewal risk and the risk of loss of business to other midstream operators who are willing or under pressure to aggressively reduce transportation rates in order to capture or preserve customers;
•negative societal sentiment regarding the hydrocarbon energy industry and the continued development and consumption of hydrocarbons, which could influence consumer preferences and governmental or regulatory actions that adversely impact our business;
•environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves;
- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event that materially impacts our operations, including cyber or other attacks on our electronic and computer systems;
•weather interference with business operations or project construction, including the impact of extreme weather events or conditions;
•the impact of current and future laws, rulings, governmental regulations, executive orders, trade policies, accounting standards and statements, and related interpretations, including legislation, executive orders or regulatory initiatives that prohibit, restrict or regulate hydraulic fracturing or that prohibit the development of oil and gas resources and the related infrastructure on lands dedicated to or served by our pipelines;
•loss of key personnel and inability to attract and retain new talent;
•disruptions to futures markets for crude oil, NGL and other petroleum products, which may impair our ability to execute our commercial or hedging strategies;
•the effectiveness of our risk management activities;
•shortages or cost increases of supplies, materials or labor;
•maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties;
•tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, investment capital projects, working capital requirements and the repayment or refinancing of indebtedness;
•the successful operation of joint ventures and joint operating arrangements we enter into from time to time, whether relating to assets operated by us or by third parties, and the successful integration and future performance of acquired assets or businesses;
•the availability of, and our ability to consummate, divestitures, joint ventures, acquisitions or other strategic opportunities;
•the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts, asset sale agreements and other agreements), whether justified or not and whether due to financial constraints (such as reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors;
•our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, legal constraints (including governmental orders or guidance), or other factors or events;
•the incurrence of costs and expenses related to unexpected or unplanned capital expenditures, third-party claims or other factors;
•failure to implement or capitalize, or delays in implementing or capitalizing, on investment capital projects, whether due to permitting delays, permitting withdrawals or other factors;
•the amplification of other risks caused by volatile financial markets, capital constraints, liquidity concerns and inflation;
•the use or availability of third-party assets upon which our operations depend and over which we have little or no control;
•the currency exchange rate of the Canadian dollar to the United States dollar;
- more -

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used;
•significant under-utilization of our assets and facilities;
•increased costs, or lack of availability, of insurance;
•fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;
•risks related to the development and operation of our assets; and
•other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, as well as in the processing, transportation, fractionation, storage and marketing of NGL as discussed in the Partnerships’ filings with the Securities and Exchange Commission.

About Plains:

PAA is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil and natural gas liquids (NGL). PAA owns an extensive network of pipeline gathering and transportation systems, in addition to terminalling, storage, processing, fractionation and other infrastructure assets serving key producing basins, transportation corridors and major market hubs and export outlets in the United States and Canada. On average, PAA handles more than 7 million barrels per day of crude oil and NGL.

PAGP is a publicly traded entity that owns an indirect, non-economic controlling general partner interest in PAA and an indirect limited partner interest in PAA, one of the largest energy infrastructure and logistics companies in North America.

PAA and PAGP are headquartered in Houston, Texas. For more information, please visit www.plains.com.

Contacts:

Roy Lamoreaux
Vice President, Investor Relations, Communications and Government Relations
(866) 809-1291

Michael Gladstein
Director, Investor Relations
(866) 809-1291

###

333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291